Exhibit 10.4

CONSENT UNDER AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Consent (“Consent”) under the Loan Agreement (as defined below) is entered into as of May 24, 2021 (the “Consent Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and XERIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 180 North LaSalle Street, Suite 1600, Chicago, IL 60601 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 10, 2019 (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2020, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2020, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 2020, and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of May 3, 2021, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Borrower desires to enter into (a) that certain Transaction Agreement to be dated as of May 24, 2021 by and among Borrower, Strongbridge Biopharma plc, a public limited company incorporated in Ireland with registered number 562659 (“Target”), Xeris Biopharma Holdings, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Borrower (“Xeris Holdco”), and Wells MergerSub, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Borrower (“Xeris Merger Sub”) and pursuant to which, among other things, Borrower will cause Xeris Holdco to become the parent of Borrower and Xeris Holdco will acquire Target and its Subsidiaries (such Transaction Agreement, together with all exhibits, appendices, including Appendix III referenced therein, and schedules attached thereto, in the form attached hereto as Exhibit A and as the same may be amended to the extent permitted by Section 2(b) hereof only, the “Transaction Agreement”) and (b) that certain Expenses Reimbursement Agreement to be dated as of May 24, 2021 by and between Borrower and Target and pursuant to which Borrower and Target have agreed to certain reimbursement obligations related to the transactions contemplated by the Transaction Agreement (such Expenses Reimbursement Agreement, together with all exhibits, appendices and schedules attached thereto, in the form attached hereto as Exhibit B and as the same may be amended to the extent permitted by Section 2(b) hereof only, the “Expenses Reimbursement Agreement”, together with the Transaction Agreement, the “Transaction Documents”).

WHEREAS, Section 7.3 of the Loan Agreement requires Borrower to obtain the consent of the Required Lenders to enter into the Transaction Documents and consummate the transactions contemplated thereby and Borrower has asked Collateral Agent and Required Lenders to provide such consent; and

WHEREAS, Collateral Agent and Required Lenders have agreed to provide consent to Borrower entering into the Transaction Documents and consummating the transactions contemplated thereby, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Collateral Agent and Required Lenders hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.

Consent. Collateral Agent and Required Lenders hereby consent to Borrower’s execution, delivery and performance of the Transaction Documents in the forms attached hereto as Exhibit A and Exhibit B and consummation of the transactions contemplated thereby. Any amendment to the Transaction Documents, including any exhibit or schedule thereto, or waiver of any condition contained therein, that is adverse to Borrower or Lenders in any material respect, or could reasonably be expected to be adverse to Borrower or Lenders in any material respect, shall require the prior written approval of Required Lenders.

3.	Limitation of Consent.

a.

Except for the consents set forth in Section 2 above, Collateral Agent and Required Lenders are not consenting to, any other transaction or action or inaction in violation of the Loan Agreement or any other Loan Document, whether in connection with the Merger (as defined in the Transaction Agreement) or otherwise.

b.

The consents set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document including, without limitation, a waiver of any default or Event of Default under the Loan Agreement resulting from Borrower’s failure to consummate the transactions contemplated by the Transaction Documents or the breach or fulfilment of any of Borrower’s obligations under the Transaction Documents, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

c.

This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.	To induce Collateral Agent and Required Lenders to enter into this Consent, Borrower hereby represents, warrants and covenants to Collateral Agent and Required Lenders as follows:

a.

Immediately after giving effect to this Consent, (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (ii) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

c.

The organizational documents of Borrower delivered to Collateral Agent in connection with entry into the Loan Agreement on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of borrower to Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, have been duly authorized;

e.

The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

f.

The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority binding on Borrower, except as already has been obtained or made; and

g.

This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and general equitable principles.

5.

Covenants. Borrower agrees that immediately prior to the Merger except as otherwise noted below, Borrower shall enter into an amendment to the Loan Agreement and such other Loan Documents with Collateral Agent and Lenders, in each case in form and substance reasonably satisfactory to Collateral Agent and Lenders (the “Amendment”); provided, that Collateral Agent and Lenders agree that any new covenants or events of default shall be limited to what is described in this Section 5, pursuant to which (a) Section 7.3 of the Loan Agreement and any other provisions of the Loan Agreement are updated to reflect the terms of this Section 5; (b) each of Xeris Holdco, Xeris Merger Sub, the Target and its Subsidiaries becomes a co-Borrower or guarantor of the Obligations and such Person grants and pledges to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in and to the assets, including Intellectual Property, of such Person within sixty (60) days of the effectiveness of the Amendment, (c) a new financial covenant is added providing that the net cash of Target and its Subsidiaries (net of all acquisition-related expenses and the repayment of the Indebtedness for borrowed money of the Target and its Subsidiaries) as of the day immediately following the Merger is greater than $0, and (d) each of the defined terms Revenue Milestone A, Revenue Milestone B and Revenue Milestone C is amended to include (i) consolidated revenues of the Target and its subsidiaries and (ii) an additional requirement that as of the same trailing six-month basis noted in such milestones, revenue from Gvoke® and Ogluo® is not less than $17,280,000 during such six-month period in the case of Revenue Milestone A and not less than $15,552,000 during such six-month period in the case of each of Revenue Milestone B and Revenue Milestone C (for clarity, the trailing six-month revenue milestone amounts of $19,200,000, $23,100,000 and $26,600,000 will not change). Borrower further agrees that (i) any Indebtedness for borrowed money of the Target and any of its Subsidiaries shall be paid in full concurrently with the Merger, and immediately following the Merger, Target and its Subsidiaries shall not have any Indebtedness or Liens except to the extent permitted by the Loan Agreement, and (ii) Borrower shall not at any time prior to the Merger (A) Transfer to, license to or permit Xeris Holdco or Xeris Merger Sub to hold any Intellectual Property and (B) Transfer to or permit Xeris Holdco or Xeris Merger Sub to hold any other assets having an aggregate value in excess of Ten Thousand Dollars ($10,000.00).

6.

Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

7.	Release by Borrower.

a.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

b.	In furtherance of this release, Borrower expressly acknowledges and waives the provisions of the following and any similar provision under the laws of any state:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

c.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

d.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and Lenders to enter into this Amendment, and that Collateral Agent and Lenders would not have done so but for Collateral Agent’s and Lenders’ expectation that such release is valid and enforceable in all events.

8.	This Consent shall be deemed effective as of the Consent Date upon the due execution and delivery to Collateral Agent of this Consent by each party hereto.

9.	Borrower, Lenders and Collateral Agent agree that this Consent shall be a Loan Document.

10.

This Consent may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

11.	This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Consent under the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

XERIS PHARMACEUTICALS, INC.

By	/s/ Barry M. Deutsch
Name:	Barry M. Deutsch
Title:	Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

LENDER:

SILICON VALLEY BANK

By	/s/ Kevin Fleischman
Name:	Kevin Fleischman
Title:	Director

Exhibit A

TRANSACTION AGREEMENT

Please see attached.

Exhibit B

EXPENSES REIMBURSEMENT AGREEMENT

Please see attached.